UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT                                                                                                           May 5, 2009

(DATE OF EARLIEST EVENT REPORTED)                                                                                                                                May 1, 2009

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800

Houston, Texas 77046

(Address of principal executive office)

(866) 913-2122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On May 1, 2009, Boardwalk Pipelines, LP (the “Borrower”), a wholly owned subsidiary of Boardwalk Pipeline Partners, LP, entered into an unsecured subordinated loan agreement (the “Subordinated Credit Agreement”) for an aggregate principal amount of up to $200.0 million with Boardwalk Pipelines Holding Corp. (“BPHC”), an affiliate of the Borrower.  The Borrower is entitled to borrow the loans available under the Subordinated Credit Agreement in minimum increments of $25,000,000 at any time during the  one (1) year period after the closing of the Subordinated Credit Agreement. Loans under the Subordinated Credit Agreement will mature on the date six months after the later of (i) the Scheduled Maturity Date, as defined in the Amended and Restated Revolving Credit Agreement dated June 29, 2006 (as amended and as may be further amended replaced or refinanced from time to time, the “Senior Credit Agreement”), which is expected to mature on June 29, 2012;   and (ii) if a Term Out Period (as defined in the Senior Credit Agreement) has become effective under the Senior Credit Agreement, the last day of the Term Out Period. Any amounts borrowed under the Subordinated Loan Agreement will bear interest at an annual rate of 8.0%. On May 4, 2009, the Borrower borrowed $100.0 million under the Subordinated Credit Agreement.

If an event of default occurs under the Subordinated Credit Agreement, BPHC may terminate the Subordinated Loan Commitment (as defined in the Subordinated Credit Agreement) and accelerate the maturity of all outstanding Subordinated Loans (as defined in the Subordinated Credit Agreement) as well as exercise other rights and remedies.  Each of the following will be an event of default under the Subordinated Credit Agreement:

•	failure to pay any principal, interest, fees, expenses or other amounts when due;

•	failure of any representation or warranty to be true and correct in any material respect;

•
default by the Borrower or an affiliate of the Borrower in the payment of any amount due with respect to other indebtedness in excess of $25.0 million, or any default in the performance of any obligation or condition with respect to such indebtedness beyond the applicable grace period if the effect of the default is to permit or cause the acceleration of the indebtedness;

•	bankruptcy or insolvency events involving the Borrower or an affiliate of the Borrower;

•
the entry of, and failure to pay, one or more adverse judgments in excess of $25.0 million in the aggregate (or in the case of a non-monetary judgment, having a material adverse effect) against which enforcement proceedings are brought or that are not stayed pending appeal;  and

•	the invalidity or unenforceability of any material provision in the Subordinated Credit Agreement or related documents;

If an event of default occurs as a result of any bankruptcy or insolvency events involving the Borrower or an affiliate of the Borrower, the Subordinated Loan Commitment shall terminate immediately and the Subordinated Loans (with accrued interest thereon) and all other amounts owing under the Subordinated Credit Agreement and related documents shall immediately become due and payable.  Indebtedness under the Subordinated Credit Agreement will be subordinated in right of payment to indebtedness under the Senior Credit Agreement, but will rank equal in right of payment to all other indebtedness of the Borrower.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information in Item 1.01 with respect to the Subordinated Credit Agreement dated May 1, 2009, is hereby incorporated by reference into this Item 2.03.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description
4.1 10.1
Subordination Agreement, dated as of May 1, 2009, among Boardwalk Pipelines Holding Corp., as Subordinated Creditor, Wachovia Bank, National Association, as Senior Creditor Representative, and Boardwalk Pipelines, LP, as Borrower.

Subordinated Loan Agreement dated as of May 1, 2009 between Boardwalk Pipelines, LP, as Borrower, and Boardwalk Pipelines Holding Corp., as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:                    BOARDWALK GP, LP,
              its general partner

By:          BOARDWALK GP, LLC,
    its general partner

By:       ___________
Jamie L. Buskill
Chief Financial Officer

Dated: May 5, 2009